SUBSCRIPTION AGREEMENT

                             HENLEY HEALTHCARE, INC.

                                PRIVATE PLACEMENT
               OF WARRANTS TO PURCHASE UP TO _____________ SHARES
                                       OF
                                  COMMON STOCK

        This Subscription Agreement (this "AGREEMENT") is made between Henley Healthcare, Inc., a Texas corporation (the "COMPANY"), and the undersigned prospective purchaser who is subscribing hereby for three- and/or five-year warrants (collectively, the "WARRANTS") to purchase shares of common stock, par value $.01 per share ("COMMON STOCK"), of the Company. The three-year warrants shall be in the form of EXHIBIT A attached hereto and the five-year Warrants shall be in the form of EXHIBIT B attached hereto. The Warrants shall have the following material terms:

                     THREE-YEAR WARRANTS           FIVE-YEAR WARRANTS
                     ___________________           ___________________
PURCHASE PRICE   :    $ .10 per warrant             $ .20 per warrant
EXERCISE PERIOD  :       Three Years                   Five Years
REDEMPTION PRICE :    $ .10 per warrant             $ .20 per warrant
EXERCISE PRICE   :    $3.00 per share               $3.00 per share

        The undersigned must subscribe for a minimum of 2,000 three-year Warrants and/or 2,000 five-year Warrants. The Company may reject any such subscriptions in whole or in part in its sole discretion. In no event will the Company accept subscriptions for more than ______________ Warrants in the aggregate.

        Pursuant to the offering of the Warrants to which the undersigned subscribes, the undersigned has been provided with the following, each of which the undersigned has reviewed thoroughly:

        (1)    Risk Factors;

        (2) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998; and

        (3) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

        In consideration of the Company's agreement to sell the Warrants to the undersigned upon the terms and conditions of this Agreement and the Warrants, the undersigned agrees and represents as follows:

        1.     SUBSCRIPTION

               (a) The undersigned hereby irrevocably subscribes for and agrees to purchase the number of Warrants indicated on the signature page hereto at a purchase price of $.10 per three-year Warrant and $.20 per five-year Warrant. The undersigned encloses herewith payment in good funds payable to the Company in the full amount of the purchase price of the Warrants for which the undersigned is subscribing (the "PAYMENT").

               (b) The undersigned understands that the Payment as provided in paragraph (a) above shall be delivered to the Company at its executive offices in Houston, Texas. The payment (or, in the case of rejection of all or a portion of the undersigned's subscription, the part of the payment relating to such rejected whole or portion) will be returned promptly, without interest, if the undersigned's subscription is rejected in whole or in part.

               (c) The offering of the Warrants (the "OFFERING") will terminate on _________________ (the "TERMINATION DATE") unless extended on one or more occasions at the option of the Company. Upon receipt by the Company of Payment for all Warrants to be purchased by the subscribers whose subscriptions are accepted in whole or in part (each, a "PURCHASER" and, collectively, the "PURCHASERS"), the Warrants so purchased will be issued in the names of each such Purchaser, and the names and addresses of each such Purchaser will be entered into a register for the Warrants, to be maintained by the Company, as the record owners of Warrants. The Company will issue to each Purchaser a certificate representing the Warrants purchased in the form of EXHIBIT A, in the case of three-year Warrants, and in the form of EXHIBIT B, in the case of five-year Warrants.

        2. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. The undersigned hereby represents and warrants to, and agrees with the Company as follows:

               (a) The undersigned has been furnished with and has carefully read the Risk Factors and this Agreement, including Exhibits A and B hereto, and is familiar with and understands the terms of the Offering. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisors, of the suitability of an investment in the Warrants for the undersigned's particular tax and financial situation and has determined that the Warrants being subscribed for by the undersigned are a suitable investment for the undersigned.

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
               (b) The undersigned is an individual "ACCREDITED INVESTOR," as that term is defined in Rule 501(a) promulgated under the Securities Act, which is incorporated herein by reference. The undersigned has the knowledge and experience in financial and business matters necessary for evaluating the merits and risks of an acquisition of Warrants. THE UNDERSIGNED HAS CHECKED THE BOX ON THE SIGNATURE PAGE HERETO INDICATING THE BASIS ON WHICH HE IS REPRESENTING HIS STATUS AS AN "ACCREDITED INVESTOR."

               (c) The undersigned acknowledges that (i) the undersigned has had the right to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books which the undersigned requested have been made available for inspection by the undersigned and the undersigned's attorney, accountant or adviser.

               (d) The undersigned or the undersigned's adviser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering and all such questions have been answered to the full satisfaction of the undersigned.

               (e) The undersigned is not subscribing for Warrants as a result of or after any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

               (f) If the undersigned is a natural person, the undersigned has reached the age of majority in the state in which the undersigned resides, has adequate means of providing for the undersigned's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Warrants for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

               (g) The undersigned or the undersigned's purchaser representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to use the information made available to the undersigned in connection with the offering to evaluate the merits and risks of an investment in the Warrants and to make an informed investment decision with respect thereto.

               (h) The undersigned will not sell or otherwise transfer the Warrants or the shares of Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES") without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state securities laws or an exemption therefrom. Subject to the terms of
        Section 4 below, neither the Warrants nor the Warrant Shares have been registered under the Securities Act or under the securities laws of any state. The undersigned represents that the undersigned is purchasing the Warrants and the Warrant Shares for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The undersigned has not offered or sold the Warrants being acquired nor does the undersigned have any present intention of selling, distributing or otherwise disposing of such Warrants or Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act. The undersigned is aware that there is currently no market for the Warrants, the Company has no obligation to register the Warrants subscribed for hereunder, or to make available an exemption from the registration requirements pursuant to Rule 144 or any successor rule for resale of the Warrants.

               (i) The undersigned recognizes that investment in the Warrants involves substantial risks, including loss of the entire amount of such investment. Further, the undersigned has carefully read and considered the matters set forth in the Risk Factors and has taken full cognizance of and understands all of the risks related to the purchase of the Warrants.

               (j) In addition to any other restrictive legends that may be required by the terms of the Warrants, the undersigned acknowledges that the certificates representing the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

               (k) The undersigned shall indemnify and hold harmless the Company, and its officers, directors or control persons who are or may be a party or are or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company, or omitted or alleged to have been omitted by the undersigned, concerning the undersigned or the undersigned's authority to invest or financial position in connection with the offering, against losses, liabilities and expenses for which the Company, or its officers, directors or control persons have not otherwise been reimbursed (including attorneys' fees, judgements, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officers, directors or control persons in connection with such action, suit or proceeding.

        3. ADDITIONAL AGREEMENTS. The undersigned understands, acknowledges and agrees with the Company as follows:

               (a) This subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time. The acceptance, in whole or in part, by the Company of this subscription shall be evidenced by the countersignature of a duly authorized representative of the Company on the page immediately following the signature page hereto (the "ACCEPTANCE PAGE").

               (b) Except as set forth in Section 3(a) above, the undersigned hereby acknowledges and agrees that the subscription hereunder is irrevocable by the undersigned, that, except as required by law, the undersigned is not entitled to cancel, terminate or revoke this Agreement or any agreements of the undersigned hereunder and that this Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and permitted assigns.

               (c) No federal or state agency has made any finding or determination as to the accuracy or adequacy of the information provided by the Company to the undersigned in connection with the Offering or as to the fairness of the terms of the Offering for investment or any recommendation or endorsement of the Warrants or the Warrant Shares.

               (d) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the representations and warranties of the undersigned herein.

               (e) The representations, warranties and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the purchase of the Warrants.

        4. REGISTRATION RIGHTS. The Company covenants and agrees that within one hundred (100) days following the Termination Date, the Company will cause to be filed pursuant to Rule 415 of the Securities Act a Shelf Registration Statement on Form S-3, or such other Form as the Company is then eligible to use, (the "SHELF REGISTRATION STATEMENT") as to the Warrant Shares issuable upon exercise of the Warrants sold to the Purchasers in the Offering contemplated herein, naming the holders of the Warrants as selling shareholders. The

Company shall use its commercially reasonable best efforts to have such Shelf Registration Statement declared effective as soon as reasonably practicable after such filing, and to keep such Shelf Registration Statement continuously effective until five years following the date on which Shelf Registration Statement becomes effective under the Securities Act; provided, however, that the Company may voluntarily suspend the effectiveness of such Shelf Registration Statement for a limited time, which in no event shall be longer than 120 days, if the Company has been advised by counsel that the offering of the Warrant Shares pursuant to the Shelf Registration Statement would adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, reorganization, re-capitalization, merger, consolidation, or similar transaction involving the Company, in which case the Company shall be required to keep such Shelf Registration Statement effective for an additional period of time beyond five years following the date of the effectiveness thereof equal to the number of days the effectiveness thereof is suspended pursuant to this proviso. Upon the occurrence of any event that would cause the Shelf Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Shelf Registration Statement and use its best efforts to cause such amendment to be declared effective as soon as practicable thereafter. The Company will bear all costs and expenses related to the Shelf Registration Statement other than the expenses incurred by the Purchasers for underwriters' commissions and discounts or legal fees incurred by the Purchasers. The Purchasers shall furnish to the Company such information regarding their holdings and the proposed manner of distribution thereof as the Company may reasonably request and it shall be required in connection with the Shelf Registration Statement.

        5.     MISCELLANEOUS

               (a) This Agreement shall not be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

               (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Company, at 120 Industrial Boulevard, Sugar Land, Texas 77478, Attention: President, and (ii) if to the undersigned, to the address for correspondence set forth on the signature page hereto, or at such other address as may have been specified by written notice given in accordance with this Paragraph 5(b).

               (c) Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

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
               (d) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Texas, without regard to laws governing choice of law, as such laws are applied by Texas courts to agreements entered into and to be performed in Texas by and between residents of Texas, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

               (e) This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

               (f) Each party hereto has had the opportunity to review this Agreement with its separate legal counsel.

        6. SIGNATURE. The signature of this Agreement is contained as part of the applicable subscription package, entitled "SIGNATURE PAGE."

                     [SIGNATURE AND ACCEPTANCE PAGES FOLLOW]

                                 SIGNATURE PAGE

The undersigned hereby subscribes for the number of Warrants set forth below.

1.      Dated: ____________________________________

2.      Number and Purchase Price of Warrants:

--------------------------------------------------------------------------------
                      (A) NUMBER OF   (B) PURCHASE PRICE   (C) TOTAL PURCHASE
  TYPE OF WARRANT        WARRANTS         PER WARRANT       PRICE (A X B =C)
--------------------------------------------------------------------------------
Three-Year Warrants                          $.10                   $
--------------------------------------------------------------------------------
Five-Year Warrants                           $.20                   $
--------------------------------------------------------------------------------

3. Aggregate Purchase Price for number of Warrants subscribed for (combine Total Purchase Price for both types of Warrants): $_____________________

4. Check the box below indicating the basis on which you are representing your status as an "accredited investor":

        [ ] a corporation or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

        [ ]    a director or executive officer of the Company;

        [ ] a natural person whose individual net worth, or joint net worth with the undersigned's spouse, at the time of this purchase exceeds $1,000,000;

        [ ] a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

        [ ] a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

        [ ] an entity in which all of the equity holders are "accredited investors" by virtue of their meeting one or more of the above standards.


_____________________________________   ________________________________________
Signature of Purchaser                  Taxpayer Identification or
(and title, if applicable)              Social Security Number



_____________________________________   Name and Residence Address
Name of Purchaser (please print as         (post office address not acceptable):
name will appear on certificates)


                                        ________________________________________
                                        Number and Street

                                        ________________________________________
                                        City               State        Zip Code

                                 ACCEPTANCE PAGE


The Company hereby accepts the foregoing subscription as indicated below:

1.      Dated: _________________________

2.      Name of Purchaser: _______________________________________

3.      Number of Three-Year Warrants accepted: __________________

4.      Number of Five-Year Warrants accepted: ___________________




                                            HENLEY HEALTHCARE, INC.


                                            By: ________________________________
                                                Michael M. Barbour, President
                                        9